DOCUMENT NO.	OPEN-END LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

OPEN-END LEASEHOLD MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

   from

DPL ENERGY, LLC, Mortgagor,

   to

   U.S. BANK NATIONAL ASSOCIATION,
   as Collateral Agent, Mortgagee,

   DATED AS OF October 29, 2015
THIS SPACE RESERVED FOR RECORDING DATA
NAME AND RETURN ADDRESS McGuireWoods LLP 201 North Tryon Street, Ste 3000 Charlotte, North Carolina 28202 Attention: Mayleng S. Watson

THIS OPEN-END LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING SHALL BE DEEMED TO CONSTITUTE A CONTINUOUSLY PERFECTED FIXTURE FILING TO BE FILED OF RECORD IN THE OFFICE OF THE RECORDER OF MONTGOMERY COUNTY, OHIO.

69832947_6

OPEN-END LEASEHOLD MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING
(MAXIMUM PRINCIPAL INDEBTEDNESS NOT TO EXCEED $525,000,000)

THIS OPEN-END LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of October 29, 2015 is made by DPL ENERGY, LLC, an Ohio limited liability company (“Mortgagor”), whose address is 1065 Woodman Drive, Dayton, OH 45432, to U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent acting on behalf of the Secured Parties defined below (in such capacity, “Mortgagee”), whose address is 461 Fifth Avenue, 19th Floor, New York, New York, 10017. References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.
Background
A.    DPL Inc., an Ohio corporation (“Borrower”), has entered into that certain Credit Agreement dated as of July 31, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), U.S. Bank National Association, as Administrative Agent, Collateral Agent, Swing Line Lender, and an L/C Issuer (as such terms are defined in the Credit Agreement), PNC Bank, National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent. The Credit Agreement and all Loan Documents (as defined in the Credit Agreement) are collectively referred to herein as the “Credit Facility Documents.”
B.    Mortgagor is a Subsidiary of Borrower and (i) is the owner of a leasehold interest in the parcel(s) of real property described on Exhibit A attached hereto (the “Land”) pursuant to that certain Real Property Lease Agreement between The Dayton Power and Light Company and Mortgagor dated as of October 29, 2015 (the “ Ground Lease”), a memorandum of which is recorded in the Montgomery County, Ohio Records immediately prior to the recordation of this Mortgage, and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).
C.    Pursuant to the terms and conditions of the Credit Agreement, inter alia: (1) the Lenders have agreed to make a Term Loan to Borrower, and (2) the Lenders have agreed to make available to Borrower (a) a Revolving Credit Loan facility, (b) a Letter of Credit subfacility, and (c) a Swing Line Loan subfacility, in the aggregate maximum principal amount of Four Hundred Twenty-Five Million and 00/100 Dollars ($425,000,000.00).
D.    The Mortgagor entered into that certain Guaranty Agreement with the Administrative Agent in order to guaranty the payment and performance of the Credit Facility Obligations (as defined herein). The Mortgagor, as a wholly-owned Subsidiary of the Borrower will materially benefit from the extensions of credit pursuant to the Credit Agreement.

E.    It is a covenant contained in the Credit Agreement that the Mortgagor secure its obligations under the Credit Agreement, the Guaranty Agreement and other Loan Documents by executing and delivering this Mortgage (the Borrower and the Mortgagor are referred to herein as the “Borrower Parties”).
F.    The Borrower may incur additional secured indebtedness from time to time, to the extent permitted pursuant to the Credit Agreement, that is by its terms to be (or permitted to be) equally and ratably secured hereunder with the Credit Facility Obligations (including any permitted guaranty thereof, “Additional Secured Debt”), as hereinafter provided (with any holders of Additional Secured Debt from time to time being herein collectively called “Additional Debtholders”, any agent appointed by the holders of any Additional Secured Debt being herein referred to as the "Additional Secured Debt Agent" and with all documentation evidencing, or entered into in connection with, any Additional Secured Debt being herein called “Additional Debt Documents”).
Granting Clauses
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MORTGAGOR HEREBY MORTGAGES, WARRANTS AND GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN AND HEREBY MORTGAGES, WARRANTS, GRANTS, CONVEYS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE, WITH MORTGAGE COVENANTS:
(a)    all of Mortgagor’s right, title and interest as lessee under the Ground Lease and the leasehold interest created under the Lease in the Real Estate, together with (i) any and all other, further or additional right, title, interest or estate which may at any time be acquired by Mortgagor in or to the premises demised by the Ground Lease; (ii) any and all options or rights to purchase all or any part of the premises demised by the Ground Lease which the Mortgagor may now have or hereafter acquire; (iii) any and all deposits, securities or other property which may be held at any time and from time to time by the lessor under the Ground Lease to secure the performance of the covenants, conditions and agreements of the Mortgagor contained in the Ground Lease; (iv) any and all rights to exercise options pursuant to the Ground Lease (including, without limitation, options to renew, extend, terminate, reject or assume), give consents and receive payments, reimbursements and refunds; (v) any and all rights to modify, change, supplement, alter or amend the Ground Lease in any material respect or to terminate, cancel, sever or surrender the Ground Lease and any and all rights to release or discharge the lessor under the Ground Lease of or from the obligations, covenants, conditions and agreements by the lessor to be kept, observed or performed thereunder; (vi) any and all claims and rights to the payment of damages that may presently exist or hereafter arise under or in connection with the Ground Lease or the rights of Mortgagor thereunder, including, without limitation, any such claim or right that may arise as a result of the rejection or disaffirmance of the Ground Lease by the lessor, or by any trustee of the lessor, pursuant to 11 U.S.C. §101, et seq., as the same may be amended from time to time (the “Bankruptcy Code”); (vii) any and all rights, privileges and benefits, of whatever character, to which Mortgagor may hereafter be entitled pursuant to Section 365 of the Bankruptcy Code, including, without limitation, all of Mortgagor’s rights to remain in possession after rejection or disaffirmance of the Ground Lease by the lessor or by any trustee of the lessor; and (vii) all other rights, privileges and benefits, of whatever character derived by Mortgagor, or to which Mortgagor may be entitled, under or by virtue of the Ground Lease;
(b)    all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof (whether owned in fee by Mortgagor or otherwise);
(c)    all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;
(d)    all right, title and interest of Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, the Real Estate (all of the foregoing in this paragraph (d) being referred to as the “Equipment”);
(e)    all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;
(f)    all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);
(g)    all right, title and interest of Mortgagor, to the extent assignable, in and to all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein, subject to the provisions relating to condemnation awards generally set forth below;
(h)    to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and
(i)    all proceeds, both cash and noncash, of the foregoing;
provided that the following property is excluded from the foregoing grants, liens and security interests: (i) any contract, consent, license, permit or other instrument entered into by the Mortgagor (A) that prohibits or requires the consent of any person other than such Mortgagor, which has not been obtained as a condition to the creation by such Mortgagor of a lien on any right, title or interest in such contract, consent, license, permit or other instrument related thereto, (B) to the extent that any requirement of law applicable thereto prohibits the creation of a lien thereon, or (C) to the extent a lien thereon would give any other party a legally enforceable right to terminate such contract, consent, license, permit or other instrument, (ii) property owned by the Mortgagor that is subject to a lien securing purchase money obligations or other obligations permitted under the Credit Agreement if the obligation pursuant to which such lien is granted prohibits or requires the consent of any person other than the Mortgagor, which has not been obtained as a condition to the creation of any other lien on such equipment, and (iii) any property to the extent that such grant of a security interest is prohibited by any requirement of law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such requirement of law, but in each case, only, to the extent, and for as long as, such prohibition or legally enforceable right to terminate is not terminated (by consent or otherwise) or rendered unenforceable or otherwise deemed ineffective by the Code or any other requirement of law (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (d) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (i) are collectively referred to as the “Mortgaged Property”), to secure the repayment of all Credit Facility Obligations (as defined below), all Additional Debt Obligations (as defined below), all Indebtedness (as defined below), including without limitation all Future Advances (as defined below), any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its lien and security interest in the Collateral in a manner not in violation of the terms hereof and any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Collateral Agent in respect of the Mortgage, including any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to the terms hereof, except for those resulting solely from the Collateral Agent’s own gross negligence or willful misconduct, in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Mortgagor, after an Event of Default on any of the Obligations shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Mortgaged Property or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and costs, and all amounts paid by any of the Secured Parties as to which such Secured Party has the right to reimbursement hereunder (collectively, the “Obligations”).
TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until they are fully paid and performed, provided, however, that the condition of this Mortgage is such that if such Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void and Mortgagee shall release this Mortgage as required by law.
For purposes hereof, the term “Credit Facility Obligations” shall mean, the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all (x) fees, breakage costs, principal and interest due or to become due and payable under and pursuant to the Credit Facility Documents and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness of the Borrower or the Mortgagor to the Lenders, the L/C Issuers and Administrative Agent (collectively, the “Bank Secured Parties”) under the Credit Facility Documents (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity thereof and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to a Borrower Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred under, arising out of or in connection with the Credit Facility Documents and the due performance of, and compliance with, all of the terms, conditions and agreements contained therein by the Borrower Parties.
For purposes hereof, the term “Additional Debt Obligations” shall mean the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all (x) fees, breakage costs, principal of and interest on any Additional Secured Debt and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness of the Borrower Parties to the Additional Debtholders (including, without limitation, interest accruing at the then applicable rate provided in any class of Additional Secured Debt after the maturity thereof and interest accruing at the then applicable rate provided in such Additional Secured Debt after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower

Parties, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred under, arising out of or in connection with any Additional Debt Documents, and the due performance of, and compliance with, all of the terms, conditions and agreements contained therein by the Borrower Parties.
This Mortgage secures present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Borrower Parties, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.
Terms and Conditions
Mortgagor further represents, warrants, covenants and agrees with Mortgagee and the Secured Parties as follows:
2.    Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References herein to the “Secured Parties” shall mean the collective reference to (i) the Bank Secured Parties, (ii) the Additional Debtholders and (iii) their respective successors and permitted assigns. References herein to “Majority Holders” shall mean, at any time, the holders of over 50% in aggregate principal amount of the outstanding Obligations; provided, that, with respect to any Obligations comprised of indebtedness issued with original issue discount, the amount outstanding at any time shall be the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP.
3.    Warranty of Title. Mortgagor warrants that it holds a valid leasehold interest in the Land, and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage (the “Title Policy”) and other Permitted Liens (collectively, the “Permitted Exceptions”). Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions). The Mortgagor has all requisite power and authority to execute and deliver the Mortgage.
4.    Payment of Obligations. Mortgagor shall cause the Borrower Parties to pay and perform the Obligations at the times and places and in the manner specified in the Credit Facility Documents and Additional Debt Documents, as applicable.
5.    Requirements. Mortgagor shall promptly comply in all material respects with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or applicable to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property.
6.    Payment of Taxes and Other Impositions.
(a)    Promptly when due or prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the “Impositions”), except where (i) (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (B) the Mortgagor has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (ii) the nonpayment thereof would not reasonably be expected to have a Material Adverse Effect. Upon request by Mortgagee, Mortgagor shall within 30 days after the request of Mortgagee, deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of any such Imposition. If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.
(b)    Nothing herein shall affect any right or remedy of Mortgagee under Section 13 of this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.
7.    Insurance.
(a)    Mortgagor shall comply, or cause Borrower to comply, with Section 6.07 of the Credit Agreement with respect to insurance and shall cause its insurer to (i) provide that no cancellation of coverage or material reduction in amount thereof shall be effective until at least 30 days (except in the event of nonpayment, in which case this period shall be 10 days) after receipt by the Mortgagee of written notice thereof, and (ii) name the Mortgagee as an additional insured party (in the case of liability insurance) or lenders loss payee (in the case of property insurance).
(b)    If any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Mortgagor shall maintain or cause to be maintained, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to the National Flood Insurance Act of 1968, as amended.
8.    Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions and except as otherwise permitted pursuant to the terms of the Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.
9.    Due on Sale and Other Transfer Restrictions. Except as expressly permitted by the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property except Dispositions permitted by the Credit Agreement.
10.    Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. All awards and proceeds relating to such condemnation shall be applied in the manner specified in the Credit Agreement.
11.    Leases. Except as permitted under the Credit Agreement, with respect to any Lease having an annual rental of more than $50,000, Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) without the prior written consent of Mortgagee, execute or permit to exist any Lease of any material portion of the Mortgaged Property, except for Permitted Exceptions.
12.    Further Assurances. To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees promptly upon the reasonable request of Mortgagee, acting at the direction of the Majority Holders, to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of Leases in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.
13.    Mortgagee’s Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, within the applicable grace period, if any, provided for in the Credit Agreement or in this Mortgage, Mortgagee, acting at the direction of the Majority Holders, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time upon 10 days' written notice to Mortgagor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.
14.    Remedies.
(a)    Upon the occurrence and during the continuance of any Event of Default, Mortgagee, acting at the direction of the Majority Holders, may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee, acting at the direction of the Majority Holders, may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:
(i)    Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on any Credit Facility Document or Additional Debt Document, or (C) take such other action at law or in equity for the enforcement of this Mortgage or any of the Credit Facility Documents or Additional Debt Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon as provided in the Credit Agreement and all reasonable costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment; and
(ii)    Mortgagee may, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any lease, and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.
(b)    In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, acting at the direction of the Majority Holders, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.
(c)    In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee, acting at the direction of the Majority Holders, shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.
(d)    It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by the Mortgagee shall be held by the Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Mortgagee, acting at the direction of the Majority Holders, be applied by the Mortgagee against the Obligations then due and owing in the following order of priority:
FIRST, to the payment of all reasonable costs and expenses incurred by the Mortgagee in connection with this Mortgage, the Credit Agreement, any other Credit Facility Document, any Additional Debt Document or any of the Obligations, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise by the Mortgagee of any right or remedy under this Mortgage, the Credit Agreement, any other Credit Facility Document, or any Additional Debt Document;
SECOND, an amount equal to the outstanding Primary Obligations (as defined below) shall be paid to the Secured Parties, with each Secured Party receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and
THIRD, an amount equal to the outstanding Remaining Obligations (as defined below) shall be paid to the Secured Parties, with each Secured Party receiving an amount equal to its outstanding Remaining Obligations or, if the proceeds are insufficient to pay in full all such Remaining Obligations, its Pro Rata Share of the amount remaining to be distributed;
FOURTH, upon payment of all Remaining Obligations, to the Mortgagor or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.
For purposes of this Mortgage:
(i)    “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Party’s Primary Obligations or Remaining Obligations, as the case may be, of the Borrower Parties and the denominator of which is the then outstanding amount of all Primary Obligations or Remaining Obligations, as the case may be, of the Borrower Parties;
(ii)    “Primary Obligations” shall mean all Obligations of the Borrower Parties secured hereby arising out of or in connection with, the principal of, premium, if any, and interest due under (including all accrued but unpaid interest) the Credit Facility Documents and the Additional Debt Documents at the relevant time; provided, that, with respect to any such Obligations comprised of indebtedness issued with original issue discount, the amount outstanding at any time shall be the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and

(iii)    “Remaining Obligations” shall mean all Obligations of the Borrower Parties secured hereby other than Primary Obligations.
(e)    When payments to Secured Parties are based upon their respective Pro Rata Shares, the amounts received by such Secured Parties hereunder shall be applied (for purposes of making determinations under this Section 13 only) (i) first, to the Primary Obligations of the Borrower Parties and (ii) second, to the Remaining Obligations of the Borrower Parties. If any payment to any Secured Party of its Pro Rata Share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Remaining Obligations, as the case may be, of the other Secured Parties, with each Secured Party whose Primary Obligations or Remaining Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Remaining Obligations, as the case may be, of such Secured Party and the denominator of which is the unpaid Primary Obligations or Remaining Obligations, as the case may be, of all Secured Parties entitled to such distribution.
(f)    All payments required to be made hereunder shall be made (i) if to the Bank Secured Parties, to the Administrative Agent, and (ii) if to Additional Debtholders, to the Additional Debtholders or, if applicable, the relevant Additional Secured Debt Agent.
(g)    For purposes of applying payments received in accordance with this Section 13, the Mortgagee shall be entitled to rely upon the Secured Parties for a written determination of the outstanding Primary Obligations and Remaining Obligations owed to the Bank Secured Parties and the Additional Debtholders, respectively.
(h)    It is understood and agreed that the Mortgagor shall remain liable to the extent of any deficiency between the amount of the available proceeds of the Mortgaged Property encumbered hereunder and the aggregate amount of the Obligations of the Borrower Parties.
Notwithstanding anything to the contrary in this Mortgage, (i) all actions required or permitted to be taken under this Mortgage by the Bank Secured Parties shall be so taken only by the Administrative Agent on behalf of the Bank Secured Parties, as directed by the Lenders, and all actions required or permitted to be taken under this Mortgage by the Additional Debtholders shall be so taken only by the Additional Debtholders or, if applicable, the relevant Additional Secured Debt Agent on behalf of the Additional Debtholders as directed by the Additional Debtholders and (ii) all payments received by the Collateral Agent and (A) required to be made with respect to the Credit Facility Obligations shall be paid to the Administrative Agent, or (B) required to be made with respect to the Additional Debt Obligations under the Additional Debt Documents shall be paid to the Additional Debtholders or, if applicable, the relevant Additional Secured Debt Agent and the Mortgagee shall be entitled (but not required) to conclusively rely upon and act in accordance with any instructions from the Administrative Agent and the Additional Debtholders or, if applicable, any relevant Additional Secured Debt Agent subject to the terms and conditions of this Mortgage and to assume that such instructions are being given in accordance with such Credit Facility Documents and the terms of the Additional Debt Documents, respectively.

15.    Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee, acting at the direction of the Majority Holders, may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the other Credit Facility Documents, the other Additional Debt Documents, and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.
16.    Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee, acting at the direction of the Majority Holders, as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.
17.    Extension, Release, etc.
(a)    Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, acting at the direction of the Majority Holders, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Credit Facility Documents or the Additional Debt Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Credit Facility Documents or the Additional Debt Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.
(b)    No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.
(c)    If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property, or to terminate such tenant's rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.
(d)    Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.
18.    Security Agreement under Uniform Commercial Code.
(a)    It is the intention of the parties hereto that this Mortgage shall constitute a “security agreement” within the meaning of the Uniform Commercial Code of the State in which the Mortgaged Property is located (the “Code”). Accordingly, Mortgagor hereby grants to Mortgagee a security interest in that portion of the Mortgaged Property that constitutes personal property pursuant to the Code. If an Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, Mortgagee, acting at the direction of the Majority Holders, shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys’ fees and legal expenses. At Mortgagee’s request, during the continuance of an Event of Default, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.
(b)    Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word “Equipment” are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a “fixture filing” within the meaning of the Code; (iii) The Dayton Power and Light Company is the record owner of the Land; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.
(c)    Mortgagor agrees that this instrument, or a reproduction thereof, may be filed in the real estate records or other appropriate index as a financing statement for any of the items specified above (including fixtures) as part of the Mortgaged Property, and authorizes

Mortgagee to make any such filings Mortgagee, acting at the direction of the Majority Holders, deems necessary or proper. Mortgagor’s execution of this Mortgage constitutes an authentication pursuant to the Code of the security agreement contained herein, thereby authorizing Mortgagee to file and record such financing statements, amendments and other UCC forms as may be necessary or appropriate to establish and maintain the priority of its lien and security interests created under this Mortgage. Any reproduction of this instrument or of any other security agreement or financing statement (meeting the requirements of the Code) will be sufficient as a financing statement. Mortgagor agrees to execute and deliver to Mortgagee upon request, any financing statements (other than financing statements such as those currently prescribed by the Code, which are not required to be executed by the debtor or secured party), as well as extensions, renewals and amendments thereof, and reproductions of this instrument in such form as may be required by law or reasonably required by Mortgagee to perfect a security interest with respect to those items. Mortgagor will pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and will pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may reasonably require.
19.    Assignment of Leases and Rents.
(a)    Mortgagor hereby assigns to Mortgagee the Leases and Rents as further security for the payment of and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall have a license and be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default, such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default under this Mortgage by giving not less than ten days’ written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of such part of the Mortgaged Property as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor has not affirmatively done any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.
(b)    No action has been brought or, so far as is known to Mortgagor, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section and in the Leases.

20.    Additional Rights. The holder of any subordinate lien or subordinate mortgage on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall Mortgagor consent to any holder of any subordinate lien or subordinate mortgage joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, acting at the direction of the Majority Holders, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Obligations. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.
21.    Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of subsection 10.02 of the Credit Agreement to Mortgagor and to Mortgagee at their respective addresses specified in the Preamble of this Mortgage.
1.    Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Mortgage and any consent to any departure by the Mortgagor from any provision of this Mortgage shall be effective only if made or given in compliance with all of the terms and provisions of the Credit Facility Documents and the Additional Debt Documents necessary for amendments or waivers of, or consents to any departure by the Mortgagor from any provision of the Credit Facility Documents or any Additional Debt Document, as the case may be, and only if such amendment, waiver or consent is in writing duly signed by the Mortgagor and the Mortgagee (with the written consent of the Majority Holders, unless such consent would not be required under the Credit Facility Documents); provided, however, that any change, waiver, modification or variance materially adversely affecting the rights and benefits of a single Class (as defined below) of Secured Parties (and not all Secured Parties in a like or similar manner) shall also require the written consent of the Requisite Holders (as defined below) of such affected Class; provided, further, that any Class shall not be considered to be affected differently from any other Class due to the Obligations of any such other Class being paid, repaid, refinanced, renewed or extended and the Collateral being released, in whole or in part (whether by action of such other Class or otherwise), as security for a particular Class. For the purpose of this Mortgage, the term “Class” shall mean, at any time, each class of Secured Parties with outstanding Obligations secured hereby at such time, i.e., (x) the Bank Secured Parties and (y) any other class of Additional Secured Debt secured hereby; provided that, without limiting the foregoing, it is expressly acknowledged and agreed that other creditors may be added as “Secured Parties” hereunder (either as part of an existing Class of creditors or as a newly created Class), and that such addition shall not require the written consent of the Requisites Holders of the various Classes. For the purpose of this Mortgage, the term “Requisite Holders” of any Class shall mean each of (i) with respect to the Credit Agreement, the Required Lenders (as that term is defined in the Credit Agreement) and (ii) with respect to any other class of Additional Secured Debt, the holders of more than fifty percent (50%) of such class of Additional Secured Debt outstanding from time to time. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.
Failure of the Mortgagee or any Secured Party to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Mortgagee or the Secured Parties would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
2.    Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Credit Facility Documents or Additional Debt Documents, the obligations of the Borrower Parties and of any other obligor under any Credit Facility Documents or Additional Debt Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall the Borrower Parties or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by the Bank Secured Parties or the Additional Debtholders.
3.    Mortgagor’s Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (a) any appraisement before sale of any portion of the Mortgaged Property, (b) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (c) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Facility Documents or the Additional Debt Documents) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the foreclosure rights or other rights hereby created.
4.    Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Credit Facility Documents, Additional Debt Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee, acting at the direction of the Majority Holders, shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Credit Facility Documents and the Additional Debt Documents to Mortgagee or to which Mortgagee may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, as the case may be. In no event shall Mortgagee, acting at the direction of the Majority Holders, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Leases and Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies, in the absence of gross negligence or willful misconduct.
5.    Multiple Security. If (a) the Real Estate shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to the Bank Secured Parties and any Additional Debtholders to extend the indebtedness borrowed pursuant to or guaranteed by the Credit Facility Documents and/or Additional Debt Documents, as applicable, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, acting at the direction of the Majority Holders, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.
6.    Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, the Bank Secured Parties and the Additional Debtholders, and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee, acting at the direction of the Majority Holders, at any time if in its sole discretion it deems such a waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns.
7.    No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, acting at the direction of the Majority Holders, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee, acting at the direction of the Majority Holders, may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or mortgage.
8.    Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State in which the Premises are located, except that Mortgagor expressly acknowledges that by their respective terms the other Credit Facility Documents shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.
9.    Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor Collateral Agent,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.
10.    Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by any Mortgagor in a transaction permitted by the Credit Facility Documents and any Additional Debt Documents, then the Mortgagee, acting at the direction of the Majority Holders, at the request and sole expense of such Mortgagor, shall execute and deliver to such Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property.
11.    Conflict With Credit Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Mortgage and the terms and provisions of the Credit Facility Documents or any Additional Debt Documents, the terms and provisions of the Credit Facility Documents and any Additional Debt Documents, shall govern, other than with respect to the section of this Mortgage captioned “Governing Law, etc.”.
32.    Additional Secured Debt. Any Additional Secured Debt issued after the date hereof shall be secured equally and ratably with the Credit Facility Obligations, and, in connection with such Additional Secured Debt, (i) the lien of this instrument shall be confirmed pursuant to a duly executed, acknowledged and recorded Mortgage Supplement substantially in the form of Annex A hereto (the “Mortgage Supplement”) and (ii) Mortgagor shall deliver to Mortgagee an ALTA 11-06 modification endorsement to the Title Policy, dated as of the date of recording of such Mortgage Supplement, insuring the priority of the lien of this Mortgage over defects in or liens or encumbrances on title, except for those shown in the Title Policy and other Permitted Liens.
33.    Leasehold Mortgage. Notwithstanding anything contained herein to the contrary, and in addition to any rights, privileges and remedies granted to the Mortgagee elsewhere in this Mortgage, the Mortgagee shall have, and the Mortgagor hereby grants to the Mortgagee for the benefit of the Secured Parties, any and all rights, privileges and remedies related to the leasehold estate created by the Ground Lease (including without limitation, any renewal rights and options to purchase contained in the Ground Lease) without the necessity of particularly specifying any or all of such rights, privileges and remedies that are or could be granted to leasehold mortgagees pursuant to the Ground Lease.
The Mortgagor hereby represents, covenants and agrees that:
(a)    The Ground Lease is a valid and subsisting lease for the term therein set forth, is in full force and effect in accordance with the terms thereof, has not been modified except as expressly set forth herein and Mortgagor is the holder of lessee’s interest thereunder. No material default exists, and to the best knowledge of Mortgagor, no event or act has occurred and no condition exists which with the passage of time or the giving of notice or both would constitute a default under the Ground Lease.
(b)    This Mortgage is lawfully executed and delivered in conformity with the Ground Lease and any and all consents required under the Ground Lease have been timely received and are effective.
(c)    The Mortgagor will pay when due the rents, taxes and other sums and charges mentioned in and made payable by the Mortgagor under the Ground Lease.
(d)    The Mortgagor will promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by it under the Ground Lease, within the periods (including any grace or cure periods) provided therein, and will do all things reasonably necessary to preserve and to keep unimpaired its rights under the Ground Lease. In the event of the failure of Mortgagor to make any payment required to be made by the Mortgagor pursuant to the provisions of the Ground Lease or to observe, abide by, discharge or perform, or cause to be observed, kept, discharged or performed, any of the terms, obligations, covenants, conditions, agreements, indemnities, representations, warranties or liabilities of the Ground Lease in each case within the periods (including any grace or cure periods) provided therein, the Mortgagor does hereby irrevocably appoint and constitute the Mortgagee as its true and lawful attorney in fact, which appointment is irrevocable and coupled with an interest, in its name, place and stead, to take any and all actions deemed necessary or desirable by the Mortgagee to perform and comply with all of the obligations of the Mortgagor under the Ground Lease; to do and take, but without any obligation so to do, any action which the Mortgagee deems necessary or desirable to prevent or cure any default by the Mortgagor under the Ground Lease; to enter into and upon the Mortgaged Property or any part thereof to such extent and as often as the Mortgagee, in its reasonable discretion, deems necessary or desirable in order to prevent or cure any default of the Mortgagor pursuant thereto; to the end that the rights of the Mortgagor in and to the leasehold estate created by the Ground Lease shall be kept unimpaired and free from default, and all sums so expended by the Mortgagee, with interest thereon at the Default Rate from the date of each such expenditure, shall be paid by the Mortgagor to the Mortgagee promptly upon demand by the Mortgagee and shall be added to the indebtedness secured hereby. The Mortgagor shall, within five (5) days after written request by the Mortgagee, execute and deliver to the Mortgagee, or to any person designated by the Mortgagee, such further instruments, agreements, powers, assignments, conveyances or the like as may be reasonably necessary to complete or perfect the interest, rights or powers of the Mortgagee pursuant hereto.
(e)    The Mortgagor will promptly (i) notify the Mortgagee in writing of the receipt by it of any notice of default from the lessor under the Ground Lease; (ii) notify the Mortgagee in writing of the receipt by it of any notice under the Ground Lease of the termination of the Ground Lease; (iii) cause a copy of each such notice received by the Mortgagor from the lessor under the Ground Lease to be delivered to the Mortgagee; and (iv) cause a copy of any notice of election or the exercise of any rights of option, purchase or renewal under the Ground Lease sent by the Mortgagor to the lessor under Ground Lease, to be delivered to the Mortgagee.
(f)    The Mortgagor will not terminate or surrender or suffer or permit any termination or surrender of the Ground Lease, nor modify the Ground Lease in any material respect, without the prior written consent of the Mortgagee.
(g)    The Mortgagor will, within twenty (20) days after written demand from the Mortgagee, obtain from the lessor under the Ground Lease and deliver to the Mortgagee an estoppel certificate that complies with the requirements set forth in the Ground Lease.
(h)    The Mortgagor will furnish to the Mortgagee upon reasonable request, proof of payment of all items which are required to be paid by the Mortgagor pursuant to the Ground Lease and a statement of any such payments which the Mortgagor is contesting or arbitrating pursuant to the terms of the Ground Lease.
(i)    The Mortgagor will not consent to the subordination of the Ground Lease to any lien on the fee estate of the lessor under the Ground Lease, without the prior written consent of the Mortgagee.
(j)    Except to the extent permitted by the Credit Facility Documents, to the extent that Mortgagor has or may acquire any rights or options to renew or extend the term of the Ground Lease, or to purchase any right, title or interest in or to all or any portion of the Land covered by the Ground Lease, Mortgagor shall exercise any or all of such rights or options as may be required to preserve the leasehold estate and purchase options through the Maturity Date. The Mortgagor shall give the Mortgagee simultaneous written notice of the exercise of any such option or right to renew or extend, together with a copy of the instrument given to the lessor under the Ground Lease exercising such option or right, and thereafter, shall promptly deliver to the Mortgagee a copy of any acknowledgment by the lessor with respect to the exercise of such option or right.
(k)    Upon the occurrence and during the continuance of any Event of Default, all options, elections, consents and approval rights conferred upon Mortgagor as lessee under the Ground Lease, together with the right of termination, cancelation, modification, change, supplement, alteration or amendment of the Ground Lease, all of which have been assigned for collateral purposes to Mortgagee, shall automatically vest exclusively in and be exercisable solely by Mortgagee.
(l)    So long as this Mortgage is in effect, there shall be no merger of the Ground Lease or any interest therein, or of the leasehold estate created thereby, with the fee estate in the Land or any portion thereof by reason of the fact that the Ground Lease or such interest therein may be held directly or indirectly by or for the account of any person who shall hold the lessor’s fee estate in the Land or any portion thereof or any interest of the lessor under the Ground Lease. In case the Mortgagor acquires fee title to the Land, this Mortgage shall attach to and cover and be a lien upon the fee title acquired, and such fee title shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Mortgage, and the lien of this Mortgage shall be prior to the lien of any mortgage placed on the acquired fee estate after the date of this Mortgage. Mortgagor shall notify Mortgagee of any such acquisition and, on written request by Mortgagee, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the reasonable opinion of Mortgagee be necessary or appropriate to effect the intent and meaning hereof and shall deliver to Mortgagee an endorsement to Mortgagee’s loan title insurance policy insuring that such fee title or other estate is subject to the lien of this Mortgage.
(m)    If the Ground Lease shall be terminated prior to the natural expiration of its terms, and if, pursuant to any provision of the Ground Lease or otherwise, Mortgagee or its designee shall acquire from the lessor under such Ground Lease a new lease of the Land or any part thereof, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.
(n)    Bankruptcy Provisions.
(i)        The lien of this Mortgage shall attach to all of Mortgagor’s rights and remedies at any time arising under or pursuant to Section 365(h) of the Bankruptcy Code, including all of Mortgagor’s rights to remain in possession of the Mortgaged Property. Mortgagor shall not, without Mortgagee’s prior written consent, elect to treat the Ground Lease as terminated under Section 365(h)(1)(A)(i) of the Bankruptcy Code. Any such election made without Mortgagee’s consent shall be void.
(ii)     Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor’s claims and rights to the payment of damages arising from any rejection of the Ground Lease by the lessor or any other fee owner of any leasehold parcel or any portion thereof under the Bankruptcy Code. Mortgagee shall have the right, if an Event of Default shall have occurred and be continuing or if Mortgagor fails to do so at least five (5) Business Days prior to the last day on which Mortgagor has the right to do so, to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease by the lessor or any other party, including the right to file and prosecute under the Bankruptcy Code, without joining or the joinder of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents. Any amounts received by Mortgagee as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied in accordance with Section 13 hereof. Mortgagor acknowledges that the assignment of all claims and rights to the payment of damages from the rejection of the Ground Lease made under this Mortgage constitutes a present irreversible and unconditional assignment and Mortgagor shall, at the request of Mortgagee, promptly deliver, in form and substance satisfactory to Mortgagee, a UCC Financing Statement in connection with such assignment, and Mortgagor authorizes Mortgagee to file such UCC Financing Statement and any amendments or modifications thereto. Mortgagor shall, at the request of Mortgagee, make, execute, acknowledge, and deliver, in form and substance reasonably satisfactory to Mortgagee, all such additional instruments, agreements and other documents, as may at any time hereafter be reasonably required by Mortgagee to carry out such assignment.
(iii)    If pursuant to Section 365(h)(1)(B) of the Bankruptcy Code, Mortgagor shall seek to offset against the rent reserved in the Ground Lease the amount of any damages caused by the nonperformance by the lessor or any other party of any of their respective obligations under such Ground Lease after the rejection by the lessor or such other party of such Ground Lease under the Bankruptcy Code, then Mortgagor shall, prior to effecting such offset, notify Mortgagee of its intent to do so, setting forth the amount proposed to be so offset and the basis therefor. In such event, Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of Mortgagee, would constitute a breach of such Ground Lease, and in the event of such objection, Mortgagor shall not effect any offset of the amounts found objectionable by Mortgagee. Neither Mortgagee’s failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Mortgagee.
(iv)    Mortgagor shall, after obtaining knowledge thereof, promptly notify Mortgagee of any filing by or against the lessor or other party with an interest in the Mortgaged Property of a petition under the Bankruptcy Code. Mortgagor shall promptly deliver to Mortgagee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with any such petition and any proceedings relating thereto.
(v)      If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code and Mortgagor, as lessee under the Ground Lease, shall determine to reject the Ground Lease pursuant to Section 365(a) of the Bankruptcy Code, then Mortgagor shall give Mortgagee not less than twenty (20) days’ prior notice of the date on which Mortgagor shall apply to the Bankruptcy Court for authority to reject the Ground Lease. Mortgagor shall not reject the Ground Lease without the prior written consent of Mortgagee.
34.    Additional Provisions. The following provisions shall govern and control in the event of a conflict with any other provision of this Mortgage:
(a)    Obligatory Advances; O.R.C. 1311.14. This Mortgage secures, among other obligations, unpaid balances of obligatory loan advances to be made by Mortgagee and/or the other Secured Parties to Borrower pursuant to the terms and provisions of the Credit Agreement. The Credit Agreement obligates Mortgagee and/or the other Secured Parties to advance to Borrower certain sums under definite and certain conditions, in a particular manner and at the times set forth therein. Mortgagee is authorized and empowered to do all things provided to be done by a mortgagee under Section 1311.14 of the Ohio Revised Code and any amendments or supplements thereto. This Mortgage is made pursuant to Section 5301.232 and Chapter 1309, including Section 1309.334, of the Ohio Revised Code.
(b)    Future Advances. The parties hereto intend and agree that this Mortgage shall secure, among other obligations, unpaid balances of any loan advances, whether obligatory or not, and whether made pursuant to the Credit Facility Documents or the Additional Debt Documents or not, made by Mortgagee and/or the other Secured Parties after this Mortgage is delivered to the applicable county recorder for record, to the extent that the total unpaid loan indebtedness, exclusive of interest thereon, does not exceed the maximum amount of unpaid loan indebtedness which may be outstanding at any time, which is Five Hundred Twenty-Five Million and No/100 Dollars ($525,000,000.00). Mortgagor further covenants and agrees to repay or cause to be repaid all such loan advances with interest, and that the covenants contained in this Mortgage shall apply to such loan advances as well. This Mortgage shall also secure, pursuant to Section 5301.233 of the Ohio Revised Code, unpaid balances, plus interest thereon, of all advances made with respect to the Mortgaged Property for the payment of taxes, assessments, insurance premiums or costs incurred for the protection of the Mortgaged Property.
(c)    Additional Event of Default. It shall be an additional Event of Default if Mortgagor shall send Mortgagee notice, or cause such notice to be delivered to the applicable county recorder for record, as permitted under Ohio Revised Code Section 5301.232 (C).

[Signature Page to Follow]

This Mortgage has been duly executed by Mortgagor under seal on the date set forth in the acknowledgement below and is intended to be effective as of the date first above written.

MORTGAGOR:
DPL ENERGY, LLC,
an Ohio limited liability company

By:
        Printed Name:
        Title:

STATE OF ______________        )
                    : ss.:
COUNTY OF _________________    )
The foregoing instrument was acknowledged before me this __ day of ___________ by ___________________ , 2015, the _______________________ of DPL Energy, LLC, an Ohio limited liability company on behalf of said limited liability company.

Notary Public

Printed Name: _________________________

My commission expires:__________________
[NOTARIAL SEAL]

THIS INSTRUMENT PREPARED BY:
Mayleng S. Watson
McGuireWoods LLP
201 North Tryon Street, Ste. 3000
Charlotte, North Carolina 28202
(704) 343-2000

EXHIBIT A
Legal Description

Situated in the City of Moraine, County of Montgomery, State of Ohio, described as follows:
Lease Area A
Situated in the City of Moraine, Montgomery County, State of Ohio and being Lot 3501 of the revised and consecutive numbers of lots on the revised plat of said city and being part of a tract of land conveyed to Dayton Power and Light Company by deed recorded in Deed Book 369, Page 283 of the deed records of said county, containing 0.584 acres more or less.
Lease Area B
Situated in the City of Moraine, Montgomery County, State of Ohio and being part of a tract of land conveyed to Dayton Power and Light Company by deed recorded in Deed Book 366, Page 460 of the deed records of said county and being part of Lot Numbered 5232 of the revised and consecutive number of lots on the plat of the City of Moraine, said tract being more particularly described as follows;
Beginning at the southeast corner of Lot Number 5232, said point also being in the west right-of way of Arbor Boulevard;
thence S 88° 05' 17" W with the south line of Lot Number 5232 a distance of 630.39 feet to a point;
thence N 42° 01' 40" E a distance of 728.42 feet to a point;
thence N 86° 35' 47" E a distance of 371.51 feet to a point;
thence S 60° 03' 34" E a distance of 85.06 feet to a point in the west right-of-way Arbor Boulevard;
thence with said west right-of-way the following 4 courses:
Southwesterly on a curve to the right having a radius of 243.93 feet and an arc distance of 49.54 feet, a chord bearing of S 16° 11' 37" W and a chord distance of 49.46 feet to a point; thence S 22° 00' 43" W a distance of 127.27 feet to a point of curvature; thence southwestwardly on a curve to the right having a radius of 556.46 feet, a chord bearing of S 30° 37' 33" W and a chord distance of 166.69 feet, an arc distance of 167. 32 feet to a point; thence S 39° 14' 24" W a distance of 246.26 feet to the point of beginning containing 6.931 acres, more or less.
LESS AND EXCEPT THE FOLLOWING TRACT OF LAND:
Situated in Section 8, Town 1, Range 7 M. Rs., City of Moraine, Montgomery County, Ohio, and being a lease area upon Lot # 1 Mathias Glasers Plat as recorded in Book “J”, Page 56 of the plat records of said county and conveyed to The Dayton Power & Light Company by deed recorded in Book 366, Page 460 of the deed records of said county and being a 0.530 acre tract more particularly described as follows; Starting at a point on the west right of way line of Arbor Boulevard at centerline STA 549+04.39, 106.50’ left, as shown on ODOT Plans MOT 25-9.21; thence S 28° 24’ 08” W with said right of way a distance of 29.93 feet to a point; thence leaving said right of way N 61° 35’ 52” W a distance of 7.37 feet to a 5/8” iron pin set located at STA. 548+74.56,113.87’ left and the true point of beginning of the hereby described tract; thence from said true point of beginning the following 6 courses;
S 29° 06’ 42” W a distance of 48.96 feet to a 5/8” iron pin set;
S 44° 18’ 43” W a distance of 55.75 feet to a 5/8” iron pin set;
N 45° 41’ 17” W a distance of 233.02 feet to a 5/8” iron pin set;
N 44° 18’ 43” E a distance of 61.94 feet to a 5/8” iron pin set;
S 86° 32’ 38” E a distance of 65.83 feet to a 5/8” iron pin set;
S 45° 41’ 17” E a distance of 170.39 feet to the true point of beginning containing 0.530 acres more or less.
Net area of said lease being 6.401 acres more or less.
Licensed Areas

TOGETHER WITH (i) a right of way and license across land situated in the City of Moraine, County of Montgomery and State of Ohio, and being a portion of Lot Number 5232 of the consecutive numbers of lots on the revised plat of the City of Moraine, Ohio, as more particularly described in the Real Property Lease Agreement between The Dayton Power and Light Company and DPL Energy, LLC dated as of October 29, 2015, and (ii) a license for access to, use, operation and maintenance of the Facilities (as defined in such Real Property Lease Agreement).

ANNEX A
Mortgage Supplement

[SPACE ABOVE LINE FOR RECORDER’S USE ONLY]
SUPPLEMENT TO OPEN-END LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

This SUPPLEMENT TO OPEN-END LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING (this “Supplement”) is dated as of ________ __, 20__, between DPL ENERGY, LLC, an Ohio limited liability company (the “Mortgagor”), and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, together with its successors and assigns, the “Mortgagee”).

WITNESSETH:
WHEREAS, in order to secure the Obligations (including, without limitation, the Credit Facility Obligations and the Additional Secured Debt), the Mortgagor delivered to the Mortgagee that certain Open-End Leasehold Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing, dated as of [_________], 2015, recorded [as Document Number ____, in Book ____, Page ____, in the Records of the Clerk of ____ County, [State]] (as amended, modified or supplemented prior to the date hereof, the “Original Mortgage”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Mortgage); and

WHEREAS, pursuant to the terms of the Original Mortgage, Mortgagor and Mortgagee desire to confirm that the Original Mortgage secures Additional Secured Debt consisting of [Describe], [having a maximum principal amount of $________] (the “Additional Obligations”) and that the Original Mortgage, as supplemented hereby, remains in full force and effect, subject to any restrictions set forth in the Original Mortgage; and

WHEREAS, the real property and improvements encumbered by the Original Mortgage are described on Exhibit A attached hereto and incorporated by reference herein.

NOW, THEREFORE, in consideration of the foregoing and the payment of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree and give notice as follows:
1.    As supplemented hereby, the terms of the Original Mortgage shall continue in full force and effect. To secure the full and timely payment and performance of the Obligations (including, without limitation, the Additional Obligations), Mortgagor hereby confirms the grants, liens and security interests in the Original Mortgage and again, MORTGAGES, WARRANTS AND GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN AND HEREBY MORTGAGES, WARRANTS, GRANTS, CONVEYS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE, WITH MORTGAGE COVENANTS, the Mortgaged Property. This Supplement shall not be deemed to constitute a novation or to extinguish any of the Obligations secured by the Original Mortgage.
2.    This Supplement may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.
3.    This Supplement shall be governed by and construed and interpreted in accordance with the laws of the State in which the Premises are located, except that Mortgagor expressly acknowledges that by their respective terms the other Credit Facility Documents shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Supplement the rights of the parties to this Supplement shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

NO FURTHER TEXT ON THIS PAGE.

IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the day and year first above written:
DPL ENERGY, LLC,
an Ohio limited liability company

By:
        Printed Name:
        Title:

STATE OF ______________        )
                    : ss.:
COUNTY OF _________________    )

The foregoing instrument was acknowledged before me this __day of ____________, 20____ by ___________________ , the _______________________ of DPL Energy, LLC, an Ohio limited liability company, on behalf of said limited liability company.
{Seal}

Notary Public

Printed Name: _________________________

My commission expires:__________________

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent,

By:
        Printed Name:
        Title:

STATE OF ______________        )
                    : ss.:
COUNTY OF _________________    )

The foregoing instrument was acknowledged before me this __day of ____________, 20____ by _____________________________ , the _______________________________ of U.S. BANK NATIONAL ASSOCIATION, a national association, as Collateral Agent, on behalf of said national association.
{Seal}

Notary Public

Printed Name: _________________________

My commission expires:__________________

This Instrument Prepared By:

Mayleng S. Watson
McGuireWoods LLP
201 North Tryon Street, Ste. 3000
Charlotte, North Carolina 28202
(704) 343-2000
Exhibit A
(Legal Description)

16